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                                      EXHIBIT 5

                Opinion and consent of Brobeck, Phleger & Harrison LLP







                                    August 6, 1997

Globecomm Systems Inc.
45 Oser Avenue
Hauppauge, New York  11788


         Re:  Globecomm Systems Inc. (the "Company")
              Registration Statement for 2,280,000 Shares of Common Stock
              -----------------------------------------------------------


Ladies and Gentlemen:

    We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,280,000 shares of Common Stock available for issuance under the Company's 1997 Stock Incentive Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1997 Stock Incentive Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             /s/ Brobeck, Phleger & Harrison LLP

                             BROBECK, PHLEGER & HARRISON LLP